UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 23, 2007 (January 23, 2007)

Affordable Residential Communities Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-31987	84-1477939
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

7887 E. Belleview Avenue, Suite 200, Englewood, CO  80111

(Address of Principal Executive Offices)  (Zip Code)

Registrant’s Telephone Number, Including Area Code:   303-383-7500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On January 23, 2007, Affordable Residential Communities Inc., a Maryland corporation (the “Company”) and American Stock Transfer & Trust Company (“AST”) entered into Amendment No. 1 to Rights Agreement for purposes of amending the Company’s Rights Agreement, dated as of July 11, 2006, by and between the Company and AST (the “Rights Agreement”).  As a result of the amendment, the Rights Agreement and all rights thereunder will expire and terminate at 5:00 p.m., New York City time, on January 24, 2007.

The foregoing description of the amendment is qualified in its entirety by reference to the amendment, which is attached as Exhibit 4.1 hereto and is incorporated by reference herein.

Item 3.03.  Material Modifications to Rights of Security Holders.

The information set forth in Items 1.01 and 5.03 of this report is incorporated by reference into this Item 3.03.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 23, 2007, the Company filed with the State of Maryland an amendment to its charter to restrict certain acquisitions of the Company’s securities in order to preserve the benefit of the Company’s net operating losses for tax purposes and to delete certain provisions of the Company’s charter which are no longer applicable as a result of the revocation of the Company’s status as a real estate investment trust.

The charter amendment generally prohibits any direct or indirect sale, transfer, assignment, conveyance, pledge or other disposition of shares of stock of the Company or warrants, rights or options to purchase stock of the Company or any other interests that would be treated as stock of the Company under the income tax regulations promulgated under the Internal Revenue Code of 1986, as amended, if as a result of such sale, transfer, assignment, conveyance, pledge or other disposition any person or group would beneficially own five percent or more of the market value of the total outstanding shares of common stock of the Company or the percentage of common stock of the Company owned by a five percent or greater stockholder would be increased.

Any attempted transfer in violation of the foregoing restrictions will be null and void unless the transferor or transferee obtains the written approval of the Company’s board of directors. The restrictions will not apply to an attempted transfer of the Company’s common stock by Gerald J. Ford or his affiliates or associates unless such transfer would result in Gerald J. Ford and his affiliates and associates becoming the beneficial owner of more than 21% (subject to prospective or retroactive approval by the board) of the shares of common stock then outstanding.

The foregoing description of the charter amendment is qualified in its entirety by reference to the charter amendment, which is attached as Exhibit 3.1 hereto and is incorporated by reference herein.  The press release issued by the Company on January 23, 2007 is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 8.01.   Other Events.

On January 23, 2007, the Company issued a press release.  The press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit Number	Description

Exhibit 3.1	Articles of Amendment.
Exhibit 4.1	Amendment No. 1 to Rights Agreement, dated as of January 23, 2007, by and between the Company and American Stock Transfer & Trust Company.
Exhibit 99.1	Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:        January 23, 2007

AFFORDABLE RESIDENTIAL COMMUNITIES INC.

By:	/s/ Scott L. Gesell
Scott L. Gesell
Executive Vice President